10f-3 Transactions Summary*
* Evergreen Compliance Department has
on file a checklist signed by the
portfolio manager and a compliance manager stating that the transaction fully complies with the conditions of Rule 10f-3 of the Investment Company Act of 1940.

Fund
Fundamental Large Cap
Security
Visa Inc - Class A Shares
Advisor
EIMCO
Transaction Date
3/19/08
Cost
"$81,594"
Offering Purchase
0.02%
Broker
Zeigler Capital Mkts
Underwriting Syndicate Members
"Goldman, Sachs & Co. "
JP Morgan Securities Inc
"Wachovia Capital Markets, LLC"

Fund
Fundamental Large Cap
Security
American International Group
Advisor
EIMCO
Transaction Date
5/12/08
Cost
"$43,444"
Offering Purchase
0.25%
Broker
JP Morgan
Underwriting Syndicate Members
Citi
JP Morgan Securities
Credit Suisse Securities
Wachovia Capital Markets

Fund
Intrinsic Value
Security
American International Group
Advisor
EIMCO
Transaction Date
5/12/08
Cost
"$31,820"
Offering Purchase
0.02%
Broker
JP Morgan
Underwriting Syndicate Members
Citi
JP Morgan Securities
Credit Suisse Securities
Wachovia Capital Markets